News Release	Contact:
For Immediate Release	Anna Austin, EVP, Corporate Communications (636) 534-2271 Email: investor.relations@tlcvision.com

TLCVision Reports Third Quarter Financial Results And Accelerates Consumer-Focused Refractive
Strategy

ST. LOUIS, MO, November 8, 2006 — TLC Vision Corporation (NASDAQ:TLCV; TSX:TLC), North America’s premier eye care services company, today announced its financial results for the third quarter and nine months ended September 30, 2006. All dollar amounts are expressed in U.S. currency and results are reported in accordance with U.S. generally accepted accounting principles (U.S. GAAP) unless otherwise noted.

The Company also announced, based on positive indicators from current initiatives, that it is aggressively expanding its consumer-focused refractive strategy across a majority of its wholly-owned refractive centers. With the acceleration of this strategy, the Company now combines the most successful elements of the current medical referral model with a direct-to-consumer approach, creating a unique and competitive position for TLCVision as the only company to leverage these two key patient sources.

“Promising trends from our recent initiatives suggest that a more value-oriented pricing strategy, supported by increased advertising and our optometric co-management philosophy, will be a compelling combination,” said Jim Wachtman, President and Chief Executive Officer. “TLCVision is responding to consumer trends, while leveraging the expertise we have developed over 13 years of leadership in this industry, to accelerate our long-term growth strategy.

Editor’s Note: “Operating Business” (or “Operating”) is defined as TLCVision’s activities excluding the impact of the AMD segment, representing our investment in OccuLogix, Inc. To provide maximum transparency for investors, Operating Business financial results are listed separately from consolidated results in this press release.

REVENUES

TLCVision’s third quarter revenues were $64.5 million, an increase of 6% from 2005 excluding AMD.

•	Total refractive revenues were up 2.5% to $43.9 million, as higher average selling prices offset slightly lower overall procedure volumes (41,900). Total center revenues were 1% higher during the quarter, with same store center revenues up 4%. Refractive center procedure volume (including LECC) was 26,900, down 1% from prior year, consistent with economic-driven softness in the overall industry. Access revenues were up 8%, as slightly lower procedures volumes (15,000) were bolstered by a pricing increase to cover rising fuel costs.

•	Other Healthcare Services revenues (excluding AMD) increased 13% to $20.6 million, with strong growth at Vision Source (+20%) and the surgical businesses, fueled in part by acquisitions in 2005. Total surgical procedures of 18,500 were 1% below prior year, but revenues were up 7% due to better mix overall and higher average selling prices in our mobile cataract business.

EARNINGS

Consolidated: Net income for the third quarter was $0.3 million, including the AMD net loss of $1.5 million.

Operating Business: Net income for the quarter was $1.8 million (or $0.03 per fully diluted share), including $0.2 million of stock compensation expense. Comparable amounts for 2005 were $1.9 million (or $0.03 per share) on an as-reported basis. After adjusting both periods to remove stock compensation and to apply current year income tax rates, pro forma 2006 net income of $2.3 million trailed 2005 by $0.2 million or 8%.

STRONG CASH GENERATION

Operating cash flow for the third quarter was $7.7 million, or $0.11 per fully diluted share. The Company continues to maintain a strong financial position, with cash and short-term investments totaling $47.1 million.

YEAR-TO-DATE RESULTS

For the nine months ended September 30, 2006, revenues (excluding AMD) grew 10% to $218.3 million from $197.9 million for the prior year period. Total refractive revenues increased 7% to $156.2 million, and total refractive procedure volume (including LECC) was 147,500. Other Healthcare Services revenues (excluding AMD) increased 19% to $62.1 million.

For the nine months ended September 30, 2006, consolidated net income was $13.9 million (or $0.20 per share) including a $4.7 million net loss from the AMD segment. Net income for the Operating Business was $18.6 million or $0.27 per share, an increase of $3.0 million or $0.05 per share on an as reported basis.

Consolidated operating cash flow for the nine month period was $30.5 million. Operating cash flow for the Operating Business was $35.3 million or $0.51 per share.

2006 OPERATING BUSINESS FINANCIAL GUIDANCE

Reflecting the financial results for the first nine months of the year, as well as factoring in the revised refractive industry growth rates for 2006, we are updating our 2006 guidance for the Operating Business as follows:

•	Net revenues are now anticipated to be between $280 million and $285 million, or a growth of between 8% and 10% from full year 2005 results.

•	Fully-taxed earnings per share are now anticipated to be between $0.28 to $0.30 per fully diluted share.

•	Operating cash flow per fully-diluted share is expected to be between $0.55 and $0.57.

ACCELERATING REFRACTIVE BUSINESS GROWTH WITH A UNIQUE AND COMPETITIVE APPROACH

Over the past 12 months, TLCVision has undertaken several initiatives to determine the best combination of elements to maximize its competitive position in the refractive industry, and early indicators are promising. Consumers have been responsive to a more affordable, value-priced model and to upgrades based on legitimate technology options. In several TLC Laser Eye Center ® (TLC) locations, the Company has seen significant volume growth by combining this value-priced model with increased advertising to support its already strong optometric co-management network. This more consumer-focused approach not only makes it easier for the Company’s affiliated optometrists to recommend the procedure, but has been shown to increase the number who are referring overall.

The acceleration of this strategy allows TLCVision to capitalize on these positive trends and its core strengths, as well as respond to changing consumer dynamics in the industry overall. With a more consistent and standardized offering, the Company will leverage all centers under the widely recognized TLC brand, which has performed more procedures than any company in the world. The majority of wholly-owned TLC centers will be repositioned between late 2006 and the end of 2007. In addition, LASIK Select centers will be re-branded to TLC, and the Company plans to expand by five to seven new TLC locations in 2007.

“TLCVision is making these investments to reinvigorate the refractive business,” said Jim Wachtman. “We are doing so from a position of strength, with a highly-skilled team committed to growing the business. Our strong cash flow generation combined with our solid balance sheet gives us the flexibility to drive this change and create long-term shareholder value.”

ANALYST DAY

TLCVision plans to host an Analyst Day for research analysts and shareholders in the first quarter of 2007. At that time, executive management and key business leaders will present a detailed outline of the entire company strategic plan, including this accelerated consumer-focused strategy and capital structure initiatives. More information will be released as it becomes available.

CONFERENCE CALL

TLCVision is pleased to invite all interested parties to participate in a conference call during which time the strategic repositioning and financial results will be discussed. The call will be held today, November 8, at 10:30 am Eastern Time at 1-877-888-4605.

The call will also be broadcast live and archived on the Company’s web site at www.tlcv.com under the “Webcasts” link in the Investor Relations section. In addition, the live web cast will be available at various other popular portals and financial web sites. A replay will be available until November 22 by dialing 1-888-509-0081 and entering pass code 631525.

About TLCVision

TLCVision is North America’s premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality patient care. Through its centers management and technology access service models, and its managed care contracting strength, TLCVision maintains leading positions in Refractive, Cataract and Optometric Services markets. More information about TLCVision can be found on the corporate website www.tlcv.com. Go to www.tlcvision.com for information on refractive surgery.

Forward Looking Statements

This press release contains certain forward looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934, which statements can be identified by the use of forward looking terminology, such as “may”, “will”, “expect”, ”intend”, “anticipate”, “estimate”, “predict”, “plans” or “continue” or the negative thereof or other variations thereon or comparable terminology referring to future events or results. The Company’s actual results could differ materially from those anticipated in these forward looking statements as a result of numerous factors, including the timing of expenditures, effects of competition, changes to pricing, acquisitions and expansion opportunities, any of which could cause actual results to vary materially from current results or TLCVision’s anticipated future results. See the Company’s reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward looking statements. TLCVision assumes no obligation to update the information contained in this press release.

TLC VISION CORPORATION
(In thousands except per share amounts)
Three Months Ended September 30, 2006	Three Months Ended September 30, 2005 (As Restated)

Results Before AMD Segment	AMD Segment	Total TLCVision	Results Before AMD Segment	AMD Segment	Total TLCVision

Revenues:
Refractive:
Centers	$35,422	$—	$35,422	$34,968	$—	$34,968
Access	8,449	—	8,449	7,846	—	7,846
Other healthcare services	20,618	—	20,618	18,190	635	18,825

Total revenues	64,489	—	64,489	61,004	635	61,639
Cost of revenues:
Refractive:
Centers	26,260	—	26,260	26,147	—	26,147
Access	6,655	—	6,655	6,319	—	6,319
Other healthcare services	12,617	—	12,617	11,289	363	11,652

Total cost of revenues	45,532	—	45,532	43,755	363	44,118

Gross profit	18,957	—	18,957	17,249	272	17,521

General and administrative	8,066	—	8,066	6,695	1,994	8,689
Marketing and sales	6,649	—	6,649	5,279	119	5,398
Research and development, clinical and regulatory	—	—	—	—	1,140	1,140
Amortization of intangibles	873	—	873	1,047	—	1,047
Other expenses (income), net	(230)	—	(230)	198	(166)	32
-	—
Total operating costs	15,358	—	15,358	13,219	3,087	16,306

Operating income (loss)	3,599	—	3,599	4,030	(2,815)	1,215
Interest income	568	—	568	660	411	1,071
Interest expense	(387)	—	(387)	(435)	—	(435)
Minority interests	(2,210)	—	(2,210)	(1,867)	1,258	(609)
Earnings (losses) from equity investments	849	(1,453)	(604)	487	—	487
-
Income (loss) before income taxes	2,419	(1,453)	966	2,875	(1,146)	1,729
Income tax benefit (expense)	(665)	—	(665)	(947)	(3)	(950)
-
Net income (loss)	$1,754	$(1,453)	$301	$1,928	$(1,149)	$779

Earnings (loss) per share — diluted	$0.03	$(0.03)	$0.00	$0.03	$(0.02)	$0.01
Weighted average number of common shares outstanding — diluted	69,737	69,737	69,737	71,524	71,524	71,524
Note: The AMD segment includes the Company’s interest in OccuLogix, Inc.
TLC VISION CORPORATION
CONSOLIDATING STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands except per share amounts)
Nine Months Ended September 30, 2006	Nine Months Ended September 30, 2005 (As Restated)

Results Before AMD Segment	AMD Segment	Total TLCVision	Results Before AMD Segment	AMD Segment	Total TLCVision

Revenues:
Refractive:
Centers	$126,959	$—	$126,959	$116,743	$—	$116,743
Access	29,208	—	29,208	29,085	—	29,085
Other healthcare services	62,118	—	62,118	52,045	1,635	53,680

Total revenues	218,285	—	218,285	197,873	1,635	199,508
Cost of revenues:
Refractive:
Centers	88,056	—	88,056	80,597	—	80,597
Access	21,330	—	21,330	20,929	—	20,929
Other healthcare services	37,890	1,659	39,549	31,617	1,393	33,010

Total cost of revenues	147,276	1,659	148,935	133,143	1,393	134,536

Gross profit (loss)	71,009	(1,659)	69,350	64,730	242	64,972

General and administrative	24,219	1,759	25,978	21,108	5,868	26,976
Marketing and sales	20,155	169	20,324	15,747	491	16,238
Research and development, clinical and regulatory	—	1,475	1,475	—	3,794	3,794
Amortization of intangibles	2,611	—	2,611	3,090	—	3,090
Other expenses (income), net	(756)	849	93	(835)	(166)	(1,001)
—
Total operating costs	46,229	4,252	50,481	39,110	9,987	49,097

Operating income (loss)	24,780	(5,911)	18,869	25,620	(9,745)	15,875
Gain on sale of OccuLogix, Inc. stock	—	1,450	1,450	—	—	—
Interest income	1,437	366	1,803	2,174	1,187	3,361
Interest expense	(1,066)	—	(1,066)	(1,316)	—	(1,316)
Minority interests	(7,677)	2,715	(4,962)	(6,567)	4,167	(2,400)
Earnings (losses) from equity investments	2,723	(3,303)	(580)	1,826	—	1,826
-
Income (loss) before income taxes	20,197	(4,683)	15,514	21,737	(4,391)	17,346
Income tax expense	(1,634)	—	(1,634)	(6,202)	(3)	(6,205)
-
Net income (loss)	$18,563	$(4,683)	$13,880	$15,535	$(4,394)	$11,141

Earnings (loss) per share — diluted	$0.27	$(0.07)	$0.20	$0.22	$(0.06)	$0.16

Weighted average number of common shares outstanding — diluted	69,833	69,833	69,833	71,877	71,877	71,877
Note: The AMD segment includes the Company’s interest in OccuLogix, Inc.
TLC VISION CORPORATION
CONSOLIDATING BALANCE SHEETS
(In thousands)
September 30, 2006 (Unaudited)	December 31, 2005

Results Before AMD Segment	AMD Segment	Total TLCVision	Results Before AMD Segment (Unaudited)	AMD Segment (Unaudited)	Total TLCVision

ASSETS
Current assets
Cash and cash equivalents	$37,047	$10	$37,057	$22,122	$9,607	$31,729
Short-term investments	10,025	—	10,025	6,550	31,663	38,213
Accounts receivable, net	21,779	—	21,779	20,056	527	20,583
Prepaid expenses, inventory and other	12,140	—	12,140	11,604	5,519	17,123

Total current assets	80,991	10	81,001	60,332	47,316	107,648
Intercompany	(565)	565	-	1,693	(1,693)	-
Restricted cash	1,035	—	1,035	975	—	975
Investments and other assets	22,465	16,825	39,290	19,838	—	19,838
Goodwill	98,062	—	98,062	99,402	—	99,402
Other intangible assets, net	21,376	—	21,376	23,886	135	24,021
Fixed assets, net	54,799	—	54,799	48,646	513	49,159

Total assets	$278,163	$17,400	$295,563	$254,772	$46,271	$301,043

LIABILITIES
Current liabilities
Accounts payable	$12,570	$—	$12,570	$10,517	$514	$11,031
Accrued liabilities	21,457	—	21,457	22,158	2,295	24,453
Current maturities of long-term debt	6,667	—	6,667	5,268	—	5,268

Total current liabilities	40,694	—	40,694	37,943	2,809	40,752
Long-term debt, less current maturities	15,791	—	15,791	12,665	—	12,665
Other long-term liabilities	3,053	—	3,053	3,427	—	3,427
Minority interests	14,937	—	14,937	14,284	21,510	35,794

Total liabilities	74,475	—	74,475	68,319	24,319	92,638
STOCKHOLDERS’ EQUITY
Common stock	418,656	30,898	449,554	419,936	30,767	450,703
Option and warrant equity	1,813	—	1,813	1,861	—	1,861
Accumulated deficit	(216,781)	(13,498)	(230,279)	(235,344)	(8,815)	(244,159)

Total stockholders’ equity	203,688	17,400	221,088	186,453	21,952	208,405

Total liabilities and stockholders’ equity	$278,163	$17,400	$295,563	$254,772	$46,271	$301,043

Note: The AMD segment includes the Company’s interest in OccuLogix, Inc.
TLC VISION CORPORATION
CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands except per share amounts)
Nine Months Ended September 30, 2006	Nine Months Ended September 30, 2005 (As Restated)

Results Before AMD Segment	AMD Segment	Total TLCVision	Results Before AMD Segment	AMD Segment	Total TLCVision

OPERATING ACTIVITIES
Net income (loss)	$18,563	$(4,683)	$13,880	$15,535	$(4,394)	$11,141
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	11,764	34	11,798	11,931	88	12,019
Reimbursements from investments in research and development
arrangements	(300)	—	(300)	(300)	—	(300)
Minority interests	7,677	(2,715)	4,962	6,567	(4,167)	2,400
(Earnings) losses from equity investments	(2,723)	3,303	580	(1,826)	—	(1,826)
Deferred taxes	2,744	—	2,744	4,806	—	4,806
Loss (gain) on sales and disposals of fixed assets	(12)	29	17	(38)	(166)	(204)
Gain on sale of OccuLogix, Inc. stock	—	(1,450)	(1,450)	—	—	—
Write-down of OccuLogix, Inc. inventory	—	1,625	1,625	—	—	—
Gain on sale of subsidiary	(188)	—	(188)	(319)	—	(319)
Non-cash compensation expense	1,120	186	1,306	69	216	285
Other	—	26	26	—	135	135
Changes in operating assets and liabilities, net of acquisitions and
dispositions:	(3,310)	(1,225)	(4,535)	(2,725)	(6,286)	(9,011)

Cash from operating activities	35,335	(4,870)	30,465	33,700	(14,574)	19,126

INVESTING ACTIVITIES
Purchases of fixed assets	(8,140)	—	(8,140)	(6,526)	(138)	(6,664)
Proceeds from sales of fixed assets	635	—	635	966	284	1,250
Proceeds from divestitures of investments and subsidiaries, net	-	-	-	3,430	-	3,430
Proceeds from sale of OccuLogix, Inc. stock, net	—	2,226	2,226	—	—	—
OccuLogix, Inc. cash balance at time of deconsolidation	-	(14,814)	(14,814)	-	-	-
Distributions and loan payments received from equity investments	2,662	-	2,662	1,828	-	1,828
Reimbursements from investments in research and development
arrangements	300	—	300	300	—	300
Acquisitions and equity investments	(4,859)	—	(4,859)	(42,119)	—	(42,119)
Proceeds from sales of short-term investments	300	9,925	10,225	78,025	20,550	98,575
Purchases of short-term investments	(3,775)	-	(3,775)	(27,710)	(10,585)	(38,295)
Other	80	(71)	9	48	(15)	33
—	-	—	—
Cash from investing activities	(12,797)	(2,734)	(15,531)	8,242	10,096	18,338

FINANCING ACTIVITIES
Restricted cash movement	(60)	—	(60)	(208)	—	(208)
Transfer proceeds from sale of OccuLogix, Inc. stock, net	2,226	(2,226)	-	-	-	-
Principal payments of debt financing and capital leases	(4,019)	-	(4,019)	(7,500)	-	(7,500)
Proceeds from debt financing	441	—	441	1,489	—	1,489
Distributions to minority interests	(6,668)	—	(6,668)	(6,024)	—	(6,024)
Purchases of treasury stock	—	—	—	(10,031)	—	(10,031)
Proceeds from issuances of common stock	467	—	467	1,748	—	1,748
Proceeds from issuances of OccuLogix, Inc. stock	—	233	233	—	284	284

Cash from financing activities	(7,613)	(1,993)	(9,606)	(20,526)	284	(20,242)

Net increase (decrease) in cash and cash equivalents during the period	14,925	(9,597)	5,328	21,416	(4,194)	17,222
Cash and cash equivalents, beginning of period	22,122	9,607	31,729	15,847	17,588	33,435

Cash and cash equivalents, end of period	$37,047	$10	$37,057	$37,263	$13,394	$50,657

Operating cash flow per diluted share	$0.51	$(0.07)	$0.44	$0.47	$(0.20)	$0.27
Note: The AMD segment includes the Company’s interest in OccuLogix, Inc.